UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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The following is the text of an electronic message posted on Procter & Gamble’s internal company  website.

To All P&G Employees:

One of P&G’s core values - along with Leadership, Integrity, Passion for Winning and Trust – is Ownership.  Essentially all employees are owners of The Procter & Gamble Company, either through The Profit Sharing Trust and Employee Stock Ownership Program (PST), the International Stock Ownership Program (ISOP), the P&G Savings Plan or other plans.

As shareholders, you also have a say in matters that are addressed at our Annual Meeting of Shareholders to be held in Cincinnati, Ohio on October 11, 2011.   Employees who own shares in P&G either have received or will soon receive an email from The Procter & Gamble Company notifying them of our Annual Meeting, sharing our Proxy Statement and related proxy materials, and providing voting instructions.

A Proxy Statement provides shareholders with information regarding matters to be voted on at the Annual Meeting, solicits proxies of shareholders to make voting at the meeting more convenient, and provides information about the company’s corporate governance and compensation policies and related matters.  The purpose of a proxy statement is to enable shareholders to make informed voting and investment decisions.  P&G’s Proxy Statement was filed with the U.S. Securities & Exchange Commission on August 26, 2011.   Pages 2 and 3 of the Proxy Statement contain important information about how to vote your shares, which is something I hope each of you, as owners, will take the time to do.  You can vote by Internet, telephone or mail.  If you need a copy of the Proxy Statement, you can find it at http://annualreport.pg.com/annualreport2011/downloads or by visiting www.proxyvote.com.

As described in our Proxy Statement, your Board of Directors recommends that shareholders vote “FOR” each of the 11 director nominees, “FOR” the proposal to ratify the Appointment of the Independent Registered Public Accounting Firm, “FOR” the Company’s Executive Compensation (the Say on Pay vote), “ONE YEAR” for the Frequency of Holding the Say on Pay Vote (the Frequency Vote) and “FOR” the Board proposal to Amend the Company’s Articles of Incorporation.  Your Board of Directors also recommends voting “AGAINST” the Shareholder Proposals on cumulative voting for Directors, animal testing and electioneering contributions.  Biographies for the Director nominees can be found on pages 7-11 of the Proxy Statement and each of the Company and Shareholder Proposals and the Board’s recommendations can be found on pages 65-72 of the Proxy Statement.

Whether you vote by Internet, telephone or mail, you may vote on each individual ballot item by specifying your choice or you can select the option to vote as the Board recommends across all ballot items.  If you have questions, please contact Susan Felder at felder.ss@pg.com.

Your involvement as a shareholder and an employee in the matters of the Company is important.  Please take the time to vote your shares and exhibit the value of Ownership that each of us has as an employee of P&G.

Bob McDonald